Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements are presented to give effect to the disposition on October 22, 2007 of all the outstanding shares of wholly-owned subsidiary Sino-American Energy Corporation for $210.4 million in cash (the “Disposition”).
The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2006 has been derived from our consolidated income statement for the year ended December 31, 2006. The unaudited pro forma condensed consolidated income statement should be read together with our consolidated income statement and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2007 and the unaudited pro forma condensed consolidated income statement for the six months ended June 30, 2007 have been derived from our interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 and should be read in conjunction with those financial statements, including the notes thereto.
The unaudited pro forma condensed consolidated financial statements are based on the following assumptions and adjustments:
•	the unaudited pro forma balance sheet is presented as if the Disposition occurred on June 30, 2007;

•	the unaudited pro forma income statements present our operations as if the Disposition had occurred on January 1, 2006; and

•	the unaudited pro forma estimates of proved reserves and unaudited pro forma standardized measure of discounted future net cash flows related to proved oil and gas reserves give effect to the Disposition as if it had occurred at December 31, 2006.
Pursuant to Securities and Exchange Commission rules for pro forma financial statements, no pro forma adjustments were made with respect to the following:
•	reductions in general and administrative expense to reflect cost savings associated with the reduction in our technical and administrative staff resulting from the Disposition;

•	increases in assumed interest income associated with the investment of the proceeds received from the Disposition.
The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only. The financial results may have been different if the Disposition had occurred as of the dates indicated above. This financial information does not purport to indicate the future results of operations or financial position. These pro forma condensed consolidated statements of operations do not include the gain on disposition to be recorded in the fourth quarter of 2007 or the effects of the use of proceeds from the disposition.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(Amounts in thousands of U.S. dollars)

	June 30, 2007
		Sino-American
		Disposition
	Historical	Pro Forma
	Consolidated	Adjustments		Pro Forma
Current assets
Cash and cash equivalents	17,481	(18,600)	(b)	207,535
		208,654	(a)
Restricted cash	1,874	—		1,874
Accounts receivable	108,597	(6,137)	(b)	102,460
Deferred tax asset	8,512	—		8,512
Derivative asset	1,412	—		1,412
Inventory	13,166	(75)	(b)	13,091
Prepaid drilling costs and other current assets	649	—		649

Total current assets	151,691	183,842		335,533

Oil and gas properties net, using the full cost method of accounting
Proved	1,332,960	(70,310)	(b)	1,262,650
Unproved	77,764	(42,310)	(b)	35,454
Capital assets	1,679	—		1,679
Other	2,407	—		2,407

Total assets	1,566,501	71,222		1,637,723

Current liabilities
Accounts payable and accrued liabilities	122,639	(2,644)	(b)	119,995
Current taxes payable	6,133	(5,580)	(b)	31,091
		30,538	(a)
Capital cost accrual	85,115	—		85,115

Total current liabilities	213,887	22,314		236,201

Long-term debt	300,000	—		300,000
Deferred income tax liability	300,400	(6,445)	(b)	293,955
Other long-term obligations	26,071	(1,362)	(b)	24,709

Shareholders’ equity
Share capital	478	—		478
Treasury stock	(16,744)	—		(16,744)
Retained earnings	740,444	56,715		797,159

Accumulated other comprehensive income	1,965	—		1,965
Total Shareholders’ equity	726,143	56,715		782,858

Total liabilities and shareholders’ equity	1,566,501	71,222		1,637,723

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
(Amounts in thousands of U.S. dollars, except per share data)

	Six Months Ended June 30, 2007
	Historical	Sino-American	Pro Forma
	Consolidated	Disposition	Adjustments		Pro Forma
Revenues
Natural gas sales	263,705	—	—		263,705
Oil sales	69,310	(45,568)	—	(d)	23,742

Total operating revenues	333,015	(45,568)	—		287,447

Expenses
Production expenses and taxes	66,665	(10,734)	—	(d)	55,931
Depletion and depreciation	73,263	(11,043)	—	(d)	62,220
General and administrative	6,943	(304)	(177)	(d)(e)	6,462

Total operating expenses	146,871	(22,081)	(177)		124,613

Operating income	186,144	(23,487)	177		162,834

Other income (expense)
Interest expense	(6,921)	—	—		(6,921)
Interest income	636	—	—		636

Total other income	(6,285)	—	—		(6,285)

Income before income tax provision	179,859	(23,487)	177		156,549
Income tax provision	64,199	(8,220)	62	(d)(c)	56,041

Net income	115,660	(15,267)	115		100,508

Earnings per share:
Basic	$0.76				$0.66
Diluted	$0.73				$0.63
Weighted average common shares outstanding for
Basic earnings per share	151,975				151,975
Diluted earnings per share	159,056				159,056
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
(Amounts in thousands of U.S. dollars, except per share data)

	Year Ended December 31, 2006
	Historical	Sino-American	Pro Forma
	Consolidated	Disposition	Adjustments		Pro Forma
Revenues
Natural gas sales	470,324	—	—		470,324
Oil sales	122,343	(84,008)	—	(d)	38,335

Total operating revenues	592,667	(84,008)	—		508,659
Expenses
Production expenses and taxes	110,009	(17,321)	—	(d)	92,688
Depletion and depreciation	93,499	(13,822)	—	(d)	79,677
General and administrative	14,935	(50)	(354)	(d)(e)	14,531

Total operating expenses	218,443	(31,193)	(354)		186,896
Operating income	374,224	(52,815)	354		321,763
Other income (expense)
Interest expense	(3,909)	—	—		(3,909)
Interest income	1,943	—	—		1,943

Total other income	(1,966)	—	—		(1,966)
Income before income tax provision	372,258	(52,815)	354		319,797
Income tax provision	141,063	(18,850)	124	(d)(c)	122,337

Net income	231,195	(33,965)	230		197,460

Earnings per share:
Basic	$1.50				$1.28
Diluted	$1.43				$1.22
Weighted average common shares outstanding for
Basic earnings per share	153,879				153,879
Diluted earnings per share	161,615				161,615
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Ultra Petroleum Corp.
UNAUDITED PRO FORMA SUPPLEMENTARY OIL AND GAS DISCLOSURES
Estimated Net Quantities of Proved Oil and Gas Reserves
          The following pro forma estimated reserve quantities show the effect of the Disposition as if it had occurred on December 31, 2006.

		Less:
		Sino-American
		Energy Corp.
	Consolidated	Disposition	Pro Forma
Proved developed and undeveloped:
Oil and condensate (Bbls)	21,829,300	3,986,700	17,842,600
Natural gas (Mcf)	2,258,100,700	0	2,258,100,700

Total proved reserves (Mcfe)	2,389,076,500	23,920,200	2,365,156,300

Proved developed:

Oil and condensate (MMBbls)	9,208,000	2,686,000	6,522,000
Natural gas (Bcf)	842,969,000	0	842,969,000

Total proved developed reserves (Bcfe)	898,217,000	16,116,000	882,101,000

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (US$000)
          The following pro forma standardized measure of discounted future net cash flows shows the effect of the Disposition as if it had occurred on December 31, 2006.

		Less:
		Sino-American
		Energy Corp.
	Consolidated	Disposition	Pro Forma
Future cash inflows	$11,425,185	$185,659	$11,239,526
Less related future:
Production costs	(3,042,177)	(67,750)	(2,974,427)
Development and abandonment costs	(1,680,808)	(5,915)	(1,674,893)

Future net cash flows before income taxes	6,702,200	111,994	6,590,206
Future income tax expense	(2,224,419)	(6,710)	(2,217,709)

Future net cash flows before 10% discount	4,477,781	105,284	4,372,497
10% annual discount for estimating timing of cash flows	(2,606,228)	(18,811)	(2,587,417)

Standardized measure of discounted future net cash flows	$1,871,553	$86,473	$1,785,080

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Pro Forma Assumptions:
(a)	Represents cash proceeds of $210.4 million less transactions costs of $1.7 million related to the Disposition.
•	net cash received of $210.4 million, equal to gross proceeds on the sale of $223.0 million, less preliminary sale price adjustments of $12.6 million for working capital and other closing adjustments.

•	a pretax gain of $87.3 million and related tax expense of $30.5 million, for an after-tax gain of $56.8 million. This pro forma gain and tax information was developed by comparing the actual proceeds received at October 22, 2007 to the balance sheet at June 30, 2007. Had the proceeds been computed using the working capital at June 30, 2007, the proceeds and pretax gain presented in the pro forma could have been approximately $17 million higher.
The proceeds included in the pro forma condensed consolidated balance sheet are equal to the amount of cash received at the closing date (October 22, 2007), which was based on an estimate of working capital at that date. Approximately 60 days after closing, the proceeds will be adjusted to reflect actual working capital at the closing date; the adjustments to proceeds along with other changes in the balance sheet from June 30, 2007 through closing will change the actual gain to be recorded in the fourth quarter of 2007.
(b) Represents the deconsolidation of assets and liabilities of Sino-American Energy Corporation.
(c)	Represents adjustment to reflect income tax expense for the effects of the pro forma adjustments based on the federal statutory income tax rate of 35%.
(d)	Represents adjustments to eliminate the revenues and expenses of Sino -American Energy Corporation for the year ended December 31, 2006 and the six months ended June 30, 2007.
(e)	Represents adjustment to eliminate the salaries and other direct general and administrative expenses attributable to Sino-American Energy Corporation.